UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

311 Enterprise Drive

Plainsboro, NJ 08536

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 19, 2014, Integra LifeSciences Holdings Corporation (the “Company”) entered into a first amendment (the “Amendment”) to that certain Third Amended and Restated Credit Agreement, dated as of July 2, 2014 (as so amended by the Amendment, the “Credit Agreement”) among the Company, a syndicate of lending banks, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, National Association, as Syndication Agent, and HSBC Bank USA, National Association, Royal Bank of Canada, Citizens Bank, National Association, DNB Capital LLC, Crédit Agricole-Corporate and Investment Bank, and TD Bank, N.A., as Co-Documentation Agents.

The Amendment modifies negative covenants to permit the distribution and/or dividend by the Company of its spine hardware and orthobiologics businesses to the Company’s public stockholders (the “SeaSpine Dividend”) and transactions made in furtherance thereof (together with the SeaSpine Dividend, the “SeaSpine Transactions”). The intent of the Amendment is to permit the Company to consummate the SeaSpine Transactions.

In particular, the Amendment permits investments, fundamental changes, dispositions, and transactions with affiliates, in each case, made in furtherance of the SeaSpine Transactions and subject to compliance with certain conditions. The Amendment permits the SeaSpine Dividend, subject to compliance with a total assets test, pro forma compliance with the financial covenants contained in the Credit Agreement, and certain other conditions. Following the consummation of the SeaSpine Transactions, the Amendment allows the Company to extend a line of credit to the newly created spine and orthobiologics business, subject to compliance with certain conditions.

The Amendment also modifies the definitions of (i) “Consolidated EBITDA” to permit the addition of certain customary fees and expenses paid in cash and actually arising directly from the SeaSpine Transactions and (ii) “Permitted Cost Savings” to include all synergies, cost savings and restructuring charges expected to arise from the SeaSpine Transactions. Under the Credit Agreement, Consolidated EBITDA is used in the determination of a leverage ratio, an interest coverage ratio and a pricing ratio definition that impacts the applicable interest rate.

A copy of the Amendment is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and of the Credit Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS

4.1	First Amendment, dated as of December 19, 2014, to that Third Amended and Restated Credit Agreement, among Integra LifeSciences Holdings Corporation, a syndicate of lending banks, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, National Association, as Syndication Agent, and HSBC Bank USA, National Association, Royal Bank of Canada, Citizens Bank, National Association, DNB Capital LLC, Crédit Agricole-Corporate and Investment Bank, and TD Bank, N.A., as Co-Documentation Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: December 29, 2014	By:	/s/ Glenn G. Coleman
Glenn G. Coleman

	Title:	Corporate Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Amendment, dated as of December 19, 2014, to that Third Amended and Restated Credit Agreement, among Integra LifeSciences Holdings Corporation, a syndicate of lending banks, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, National Association, as Syndication Agent, and HSBC Bank USA, National Association, Royal Bank of Canada, Citizens Bank, National Association, DNB Capital LLC, Crédit Agricole-Corporate and Investment Bank, and TD Bank, N.A., as Co-Documentation Agents.